Exhibit 99.2

UPSHOT CORPORATION
FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED
OCTOBER 31, 2003

INDEPENDENT AUDITORS' REPORT

The Board of Directors
UpShot Corporation:

We have audited the accompanying balance sheet of UpShot Corporation (the "Company") as of October 31, 2003, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UpShot Corporation as of October 31, 2003, and the results of its operations and its cash flows for the year ended October 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Mountain View, California
January 9, 2004

UpShot Corporation
Balance Sheet
 as of October 31, 2003

Assets

Current assets:
   Cash and cash equivalents....................................................   $     578,005
   Accounts receivable, net of allowance for doubtful accounts of $245,000......       1,936,899
   Prepaids and other...........................................................         295,290
                                                                                   --------------
          Total current assets..................................................       2,810,194

Property and equipment, net.....................................................         413,831
Deposits........................................................................         266,744
                                                                                   --------------
          Total assets..........................................................   $   3,490,769
                                                                                   ==============

Liabilities and Stockholders' Deficit

Current liabilities:
   Accounts payable.............................................................   $   2,474,177
   Accrued compensation.........................................................       1,602,479
   Accrued legal expenses.......................................................         917,605
   Accrued expenses, other......................................................         285,419
   Notes payable................................................................       4,024,467
   Capital lease obligations, current portion...................................          25,462
   Deferred revenue.............................................................       4,153,909
                                                                                   --------------
          Total current liabilities.............................................      13,483,518

Capital lease obligations, less current portion.................................          24,622
                                                                                   --------------
          Total liabilities.....................................................      13,508,140
                                                                                   --------------

Mandatorily redeemable convertible preferred stock in series; 36,505,724 shares authorized; 26,436,303 shares issued and outstanding; aggregrate liquidation
   preference of $48,899,731 as of October 31, 2003.............................      48,899,731
                                                                                   --------------

Commitments and contingencies

Stockholders' deficit:
  Common stock; no par value; 51,000,000 shares authorized; 1,901,157 shares
     issued and outstanding.....................................................      29,890,526
  Deferred compensation.........................................................         (12,601)
  Accumulated deficit...........................................................     (88,795,027)
                                                                                   --------------
          Total stockholders' deficit...........................................     (58,917,102)
                                                                                   --------------
          Total liabilities and stockholders' deficit...........................   $   3,490,769
                                                                                   ==============

See accompanying notes to financial statements.

UpShot Corporation
Statement of Operations
for the Year Ended October 31, 2003

Revenues....................................................   $  6,766,080
Cost of revenues............................................      4,407,848
                                                               -------------
        Gross margin........................................      2,358,232
                                                               -------------
Operating expenses:
    Product development.....................................      3,082,381
    Sales and marketing.....................................     10,121,700
    General and administrative..............................      2,695,462
                                                               -------------
        Total operating expenses............................     15,899,543
                                                               -------------
        Operating loss......................................    (13,541,311)
                                                               -------------
Interest expense and other income, net:
    Interest and other income, net..........................         37,873
    Interest expense........................................     (4,040,266)
                                                               -------------
        Total interest expense and other income, net........     (4,002,393)
                                                               -------------
        Net loss............................................    (17,543,704)
        Accretion of preferred stock........................     (4,296,862)
                                                               -------------
        Net loss available to common stockholders...........   $(21,840,566)
                                                               =============

See accompanying notes to financial statements.

UpShot Corporation
Statement of Stockholders' Deficit
for the Year Ended October 31, 2003

                                                            Common Stock                                           Total
                                                      ------------------------    Deferred      Accumulated     Stockholders'
                                                        Shares       Amount      Compensation     Deficit         Deficit
                                                      ----------  ------------  ------------   -------------   -------------
Balances, October 31, 2002...........................   618,553   $29,697,426   $   (53,236)   $(66,954,461)   $(37,310,271)
Stock option exercises for cash consideration........   115,937        18,100            --              --          18,100
Issuance of stock award to an employee............... 1,166,667       175,000            --              --         175,000
Amortization of stock-based compensation.............        --            --        40,635              --          40,635
Accretion of mandatorily redeemable convertible
   preferred stock...................................        --            --            --      (4,296,862)     (4,296,862)
Net loss.............................................        --            --            --     (17,543,704)    (17,543,704)
                                                      ----------  ------------  ------------   -------------   -------------
Balances, October 31, 2003........................... 1,901,157   $29,890,526   $   (12,601)   $(88,795,027)   $(58,917,102)
                                                      ==========  ============  ============   =============   =============

See accompanying notes to consolidated financial statements.

UpShot Corporation
Statement of Cash Flows
 for the Year Ended October 31, 2003

Cash flows from operating activities:
   Net loss...................................................................... $ (17,543,704)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization..............................................       611,609
      Compensation related to stock options......................................       215,635
      Imputed interest on notes payable and bridge financing.....................     3,424,305
      Provision for doubtful accounts............................................       222,257
      Changes in operating assets and liabilities:
         Accounts receivable.....................................................      (924,980)
         Prepaids and other......................................................       106,319
         Accounts payable and accrued expenses...................................     3,166,762
         Deferred revenue........................................................     1,999,626
                                                                                  --------------
           Net cash used in operating activities.................................    (8,722,171)
                                                                                  --------------
Cash flows from investing activities:
   Purchases of property and equipment...........................................      (117,860)
   Purchases of short-term investments...........................................    (1,000,000)
   Sales and maturities of short-term investments................................     5,707,067
                                                                                  --------------
           Net cash provided by investing activities.............................     4,589,207
                                                                                  --------------
Cash flows from financing activities:
   Proceeds from issuance of common stock........................................        18,100
   Proceeds from issuance of mandatorily redeemable convertible preferred stock..     1,925,764
   Issuance costs related to mandatorily redeemable convertible preferred stock..      (131,787)
   Proceeds from bridge financing................................................     3,224,000
   Repayments of notes payable and other debt obligations........................      (668,295)
                                                                                  --------------
           Net cash provided by financing activities.............................     4,367,782
                                                                                  --------------
Change in cash and cash equivalents..............................................       234,818
Cash and cash equivalents, beginning of year.....................................       343,187
                                                                                  --------------
Cash and cash equivalents, end of year........................................... $     578,005
                                                                                  ==============

Supplemental disclosures of cash flows information:
   Cash paid for interest........................................................ $     417,182
                                                                                  ==============

See accompanying notes to financial statements.

UpShot Corporation
Notes to Financial Statements

  Summary of Significant Accounting Policies

  The Company

  UpShot Corporation (the "Company") is a leading provider of hosted customer relationship management ("CRM") software applications over the internet. The Company's hosted solutions address the demand of organizations that require an affordable and quickly deployable enterprise sales force automation application. Headquartered in Mountain View, California, the Company has more than 100 employees in nine regional locations in the United States. The Company's products include UpShot for small and midsize businesses and UpShot XE for larger organizations.

  As discussed further in Note 8, the Company was acquired on November 3, 2003 by Siebel Systems, Inc.

  Use of Estimates

  The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that the Company make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition, provision for doubtful accounts, useful lives of property and equipment, income taxes, and contingencies and litigation, among others. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from the estimates made by management with respect to these items and other items that require management's estimates.

  Fair Value of Financial Instruments

  The fair value of the Company's cash, cash equivalents, accounts receivable, accounts payable, capital lease obligations and notes payable approximate their respective carrying amounts.

  Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of 90 days or less at the date of purchase to be cash equivalents.

  Concentrations of Credit Risk

  Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of trade accounts receivable. The Company's trade accounts receivable are derived from revenue earned from customers located in the U.S. and are denominated in U.S. dollars. The Company performs ongoing credit evaluations of its customers and generally does not require collateral on accounts receivable. The Company maintains reserves for potential credit losses, but historically has not experienced any significant losses related to any particular industry or geographic area since the Company's business is not concentrated on any one particular customer or customer base.

  No single customer accounts for more than 10% of revenues for the year ended October 31, 2003, and the Company's customers are sufficiently diverse that the Company does not consider itself significantly exposed to concentrations of credit risk.

  Property and Equipment

  Property and equipment are stated at cost less accumulated depreciation and amortization. Capital lease amortization is included with depreciation expense, and the associated accumulated amortization of $27,083 as of October 31, 2003, is included with accumulated depreciation in the accompanying financial statements. Depreciation and amortization are calculated using the straight-line method over the shorter of the estimated useful lives of the respective assets, generally three years, or the lease term, if applicable. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the improvements, generally three years. Expenditures for maintenance and repairs are charged to expense as incurred. Cost and accumulated depreciation of assets sold or retired are removed from the respective property accounts, and the gain or loss is reflected in the statement of operations.

  Impairment of Long-Lived Assets

  On November 1, 2002, the Company adopted SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which supersedes certain provisions of APB Opinion No. 30 "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" and supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." There was not a cumulative transition adjustment upon adoption. In accordance with SFAS 144, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on expected undiscounted cash flows attributable to that asset. The amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset.

  Stock-Based Compensation

  The Company accounts for its employee stock-based compensation plans using the intrinsic value method, as prescribed by APB No. 25 "Accounting for Stock Issued to Employees" and interpretations thereof (collectively "APB 25"). Accordingly, the Company records deferred compensation costs related to its employee stock options when the current market price of the underlying stock exceeds the exercise price of each option on the date of grant. The Company records and measures stock-based compensation related to stock options granted to non-employees, other than members of the Company's Board of Directors, at their fair value. Deferred compensation is expensed on a straight-line basis over the vesting period of the related stock option, generally four years.

  An alternative method to the intrinsic value method of accounting for stock-based compensation is the fair value approach prescribed by SFAS No. 123 "Accounting for Stock-Based Compensation," as amended by SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure" (hereinafter collectively referred to as "SFAS 123"). If the Company followed the fair value approach, the Company would be required to record deferred compensation based on the fair value of the stock option at the date of grant. The fair value of the stock option is required to be computed using an option-pricing model, such as the Black-Scholes option valuation model, at the date of the stock option grant. The deferred compensation calculated under the fair value method would then be amortized over the respective vesting period of the stock option.

  Had compensation costs for the Company's stock option plans been determined in accordance with SFAS 123, the Company's pro forma net loss for the year ended October 31, 2003, would not have been materially different from the net loss reported in the accompanying statement of operations.

  The fair value of stock options granted during the year ended October 31, 2003, was estimated on the date of grant using the minimum value method with the following weighted average assumptions: risk-free rate of 2%; expected life of four years; and no dividends. The Company estimated the expected useful lives, giving consideration to the vesting and purchase periods, contractual lives, expected employee turnover, and the relationship between the exercise price and the fair market value of the Company's common stock, among other factors. The risk-free rate is the U.S. Treasury bill rate for the expected life. The weighted average fair values of stock options granted during the year ended October 31, 2003, was $0.01 per share.

  Revenue Recognition

  Substantially all of the Company's revenues are derived from subscriptions to its customer relationship software applications (i.e., hosting service) and the related professional services (i.e., implementation, integration and/or training services) and customer support (i.e., maintenance). The majority of the Company's services are provided in multiple element arrangements in which the customer purchases a combination of its hosting service, maintenance and/or professional services.

  The Company does not provide its customers with the contractual right to take possession of the hosted software application at any time during the hosting period. Accordingly, the Company accounts for its hosting arrangements in accordance with EITF No. 00-03 "Application of AICPA Statement of Position 97-2 to Arrangements That Include the Right to Use Software Stored on Another Entity's Hardware." Further, the Company has determined that the entire customer arrangement (i.e., the hosting service, implementation service, maintenance, and/or training) represents one unit of accounting as determined in accordance with EITF No. 00-21 "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21") Accordingly, the Company recognizes the entire arrangement ratably over the applicable contractual hosting period, typically one year. The Company early adopted EITF 00-21 as of the beginning of its fiscal year ended October 31, 2003, with no material impact to the Company's financial statements.

  In determining whether an element is a separate unit of accounting, the Company considers all applicable facts and circumstances including: (i) whether the Company sells or could readily sell the element unaccompanied by other elements, (ii) whether the element has standalone value to the customer, (iii) whether there is objective reliable evidence of the fair value of the undelivered item(s), and (iv) whether there is a general right of return. To date the Company has determined that the elements cannot be segmented into multiple units of accounting due primarily to its inability to obtain objective reliable evidence of the fair value of its hosting service on a standalone basis.

  Software and Website Development Costs

  The primary costs associated with the development of the Company's hosted CRM service include website design and development costs and the costs associated with the development of the software application. Because the Company accounts for its hosting arrangements in accordance with EITF 00-3, the Company accounts for the costs associated with the development of its hosting service in accordance with SOP 98-1 "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98- 1"). SOP 98-1 requires costs incurred during the software application development stage to be capitalized and amortized over the software's estimated useful life.

  The Company capitalizes expenses related to the development and enhancement of the software used to deliver its hosting service in accordance with SOP 98-1. Costs incurred subsequent to a determination that the technology achieved certain performance requirements are capitalized if it is probable that development efforts will be completed and the software will be deployed. Historically, this period of capitalization has been relatively short and the costs incurred during those time periods have not been significant. During the year ended October 31, 2003, the Company's hosted CRM platform application was considered to be in the operations stage such that costs of maintenance and minor upgrades are expensed as incurred.

  Advertising

  Advertising costs are expensed as incurred. Advertising expense is included in sales and marketing expense and amounted to $1,808,000 during the year ended October 31, 2003.

  Provision for Doubtful Accounts

  The Company initially records its provision for doubtful accounts based on its historical experience and then adjusts this provision at the end of each reporting period based on a detailed assessment of its accounts receivable and related allowance.

  Income Taxes

  The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are recognized for deductible temporary differences, along with net operating loss carryforwards and credit carryforwards, if it is more likely than not that the tax benefits will be realized. To the extent a deferred tax asset cannot be recognized under the preceding criteria, allowances are established. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

  Comprehensive Loss

  The Company did not have any significant components of other comprehensive loss during the year ended October 31, 2003.

  Stock Split

  On July 29, 2003, the Company completed a reverse stock split whereby the holders of the common stock and holders of the mandatorily redeemable preferred stock (the "Preferred Stock") exchanged 50 shares of the respective common stock or Preferred Stock for one share of common stock or one share of Preferred Stock, respectively. The accompanying financial statements have been restated to give effect to the stock split as of the beginning of the year.

  Recent Accounting Pronouncements

  In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("Interpretation 45"). Interpretation 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit, and provides new disclosure requirements regarding indemnification provisions, including indemnification provisions typically included in a software license arrangement. It also clarifies that at the time a guarantee is issued, the Company must recognize an initial liability for the fair value of the obligations it assumes under the guarantee and must disclose that information in its financial statements. The provisions related to recognizing a liability at inception of the guarantee do not apply to product warranties, indemnification provisions in the Company's software license arrangements, or to guarantees accounted for as derivatives. The initial recognition and measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, and the disclosure requirements apply to guarantees outstanding as of December 31, 2002. The Company adopted Interpretation 45 on December 31, 2002, and the adoption of Interpretation 45 did not have a material effect on its consolidated financial position, results of operations or cash flows.

  Financial Statement Details

  Property and Equipment, Net

  Property and equipment, net consisted of the following (in thousands):

  Computer equipment and software......................... $4,063,194
Computer equipment under capital lease..................     75,000
Furniture and fixtures..................................    181,625
Office equipment........................................     69,062
Leasehold improvements..................................    102,740
                                                         -----------
                                                          4,491,621
  Less: accumulated depreciation........................  4,077,790
                                                         -----------
                                                         $  413,831
                                                         ===========
  Notes Payable and Bridge Financing

  Notes Payable

  During the year ended October 31, 2002, the Company received proceeds of $5,000,000 from a financial institution under the terms of a note payable (the "Note Payable"). The Company is required to repay the principal under the Note Payable in 24 equal installments of $208,333 commencing on June 27, 2003 and continuing through June 27, 2005, at which time the remaining unpaid principal and interest is due and payable. The Note Payable bears interest, which is payable monthly, at a rate of prime plus 4% per annum, provided that the interest rate in effect each month shall not be less than 9.25% per annum.

  The Note Payable has certain restrictive covenants, including delivery of financial statements, maintaining certain cash balances, and achieving certain monthly revenue-related targets, among others. As of October 31, 2003, the Company was in default of certain of these restrictive covenants and, accordingly, has classified the Note Payable as a current obligation. In accordance with terms of the Note Payable, as a result of the occurrence of an event of default, the interest rate was increased by two percentage points to 11.25% in September 2003.

  In July 2002 and in connection with the issuance of the Note Payable, the Company issued the financial institution a detachable warrant (the "Debt Warrants") for 479,912 shares of the Company's Series E Mandatorily Redeemable Preferred Stock (the "Series E Preferred Stock"). The Debt Warrants have an exercise price of $1.82 per share. The Company recorded the fair value of the Debt Warrants of $600,914 as a discount on the Note Payable and an increase to the Series E mandatorily redeemable preferred stock, based on the Black-Scholes valuation model, using a risk-free interest rate of 4.3%, a contract life of six years and a volatility factor of 75%. The discount on the Notes Payable is being amortized to interest expense in the accompanying statement of operations.

  As of October 31, 2003, the remaining outstanding principal balance of the Note Payable was $4,375,000. The Company has reflected the Note Payable in the accompanying balance sheet net of the unamortized discount related to the value of the Debt Warrants of $350,533.

  Bridge Financing

  From February 2003 to June 2003, the Company received proceeds of $3,224,000 through the issuance of certain notes payable (the "Bridge Notes") in a bridge financing related to the subsequent Series E Preferred Stock issuance in July 2003 (the "Bridge Financing"). The Bridge Notes bore interest at a stated interest rate of 7% and were convertible into Series E preferred stock at a price of approximately $1.46 per share. As discussed further in Note 5, the Company completed the Series E Preferred Stock financing in July 2003 at a price of approximately $1.82 per share. In connection with the Bridge Financing, the Company issued the holders of the Bridge Notes a detachable warrant for 3,299,564 shares of the Company's Series E Mandatorily Redeemable Preferred Stock (the "Bridge Warrants"). The Bridge Warrants had an exercise price of $0.01 per share.

  The Company allocated the proceeds of the Bridge Financing to the Bridge Notes and Bridge Warrants based on the relative fair value of these instruments and has accounted for the beneficial conversion feature in accordance with EITF No. 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF No. 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments"  (collectively "EITF 98-5").

  The Company determined the fair value of the Bridge Notes to be $3,034,000 based on a discounted cash flow analysis of the stated principal amount of $3,224,000, using an imputed interest rate of 27%. The Company determined the fair value of the Bridge Warrant to be $5,977,000 based on the Black-Scholes valuation model, using a risk-free interest rate of 3.3%, a contract life of five years and a volatility factor of 75%. The relative fair values of the Bridge Warrants and Bridge Notes were then used in determining the allocation of the proceeds from the Bridge Financing to these two instruments. The value assigned to the beneficial conversion feature was limited to the allocated value of the Bridge Notes. Accordingly, the Company allocated the proceeds of the Bridge Financing as follows: (i) $1,083,000 to the beneficial conversion feature and (ii) $2,141,000 to the Bridge Warrants.

  The Company accreted the aggregate value allocated to the Bridge Warrants and beneficial conversion feature of $3,224,000 as an increase to the carrying value of the Bridge Notes and a corresponding increase to interest expense in the accompanying statement of operations for the year ended October 31, 2003. In July 2003, upon completion of the Series E Preferred Stock financing, the then current carrying value of the Bridge Notes of $3,224,000 and associated accrued interest of $59,000 was converted into 2,250,579 shares of Series E Preferred Stock.

  Commitments and Contingencies

  Indemnifications

  The Company's hosting contracts contain the relevant terms of the contractual arrangement with the customer, and generally include certain provisions for indemnifying the customer against losses, expenses, and liabilities from damages that may be awarded against the customer in the event the Company's hosted software application is found to infringe upon a patent, copyright, trademark, or other proprietary right of a third party. The Company's hosting contract generally limits the scope of and remedies for such indemnification obligations in a variety of industry-standard respects, including but not limited to certain time-based scope limitations and a right to replace an infringing product.

  The Company believes its internal development processes and other policies and practices limit its exposure related to the indemnification provisions of its hosting contracts. In addition, the Company requires its employees to sign a proprietary information and inventions agreement, which assigns the rights to its employees' development work to the Company. To date, the Company has not had to reimburse any of its customers for any losses related to these indemnification provisions and no material claims are outstanding as of October 31, 2003. For several reasons, including the lack of prior indemnification claims and the lack of a monetary liability limit for certain infringement cases under its hosting contracts, the Company cannot determine the maximum amount of potential future payments, if any, related to such indemnification provisions.

  Employee Benefit Plan

  The Company has a 401(k) plan that allows eligible U.S. employees to contribute up to 15% of their compensation, limited to $11,000 in calendar 2002 and $12,000 in calendar 2003. Employee contributions and earnings thereon vest immediately. Although the Company may make discretionary contributions to the 401(k) plan, none have been made to date.

  Lease Obligations

  As of October 31, 2003, the Company leased facilities and certain equipment under non-cancelable operating leases expiring between August 2004 and June 2006. The Company also leases certain assets, primarily computer equipment, under capital leases expiring in August 2005. Rent expense under operating leases for the year ended October 31, 2003, was $1,012,000.

  Future minimum lease payments under both operating and capital leases as of October 31, 2003, are as follows:

                                                             Capital     Operating
Year Ending October 31,                                       Leases       Leases
---------------------------------------------------------- -----------  -----------
2004...................................................... $   31,809   $1,002,559
2005......................................................     26,508    1,001,064
2006......................................................         --      679,968
2007, and thereafter......................................         --           --
                                                           -----------  -----------
     Total minimum lease payments.........................     58,317   $2,683,591
                                                                        ===========
     Amounts representing interest........................     (8,233)
                                                           -----------
     Present value of minimum lease payments..............     50,084
     Less: capital lease obligations, short-term portion..     25,462
                                                           -----------
     Capital lease obligations, long-term portion......... $   24,622
                                                           ===========
  Mandatorily Redeemable Convertible Preferred Stock

  As of October 31, 2003, the Company had a total of 26,436,303 shares of mandatorily redeemable convertible preferred stock outstanding, of which 751 shares, 4,970 shares and 26,430,582 shares were Series B, Series D and Series E, respectively (collectively the "Preferred Stock"). During the year ended October 31, 2003, the Company issued an aggregate of 6,588,219 shares of Series E Preferred Stock as follows:

    2,250,579 shares upon the conversion of the Bridge Notes and associated accrued interest (aggregate carrying value of $3,283,000) discussed in Note 3 above;

    3,288,655 shares upon the exercise of the Bridge Warrants discussed in Note 3 above for cash proceeds of $13,200 and the exchange of 10,909 shares in lieu of the exercise price of the warrants; and

    1,048,985 shares for cash proceeds of $1,913,000, or approximately $1.82 per share, net of issuance costs of approximately $132,000.

  The rights, preferences and privileges of the Preferred Stock are as follows:

    Holders of the Series B, Series D and Series E Preferred Stock are entitled to noncumulative annual dividends of approximately $5.24 per share, $10.64 per share and $0.15 per share, respectively, if and when declared by the Company's Board of Directors. No dividends on the Series B and Series D Preferred Stock shall be declared or paid until such time the Company's Board of Directors have declared and paid dividends on the Series E Preferred Stock. In the event the Company's Board of Directors declares any dividends on the Series B and Series D Preferred Stock, the Series E Preferred Stock is entitled to an additional dividend equivalent to the per share dividend paid on the Series B and Series D Preferred Stock. Furthermore, no dividends on the Company's common stock shall be declared or paid until such time the Company's Board of Directors have declared and paid dividends on the Series B and Series D Preferred Stock.

    Each share of Preferred Stock has the right to vote on an "as-if converted" basis. However, the holders of the Series E Preferred Stock, voting as a single class, are entitled to elect three members of the Board of Directors and holders of the common stock, voting as a single class, are entitled to elect two members of the Board of Directors. The final member of the Board of Directors shall be elected by a majority of votes from all security holders.

    Furthermore, the approval of a majority of the outstanding shares of Series E Preferred Stock, voting as a single class, is required for: (i) a liquidation, acquisition, or change of control of the Company, (ii) any amendment of the Company's charter documents that would change the preferences, privileges, rights or powers of the holders of Series E Preferred Stock, (iii) an increase or decrease in the size of the Company's Board of Directors, (iv) the incurrence of indebtedness by the Company in excess of $2,500,000, or (v) certain other transactions which would adversely impact the rights, privileges or powers of the holders of Series E Preferred Stock.

    Each share of the Preferred Stock is convertible to one share of common stock, subject to adjustment for dilution.

    The Preferred Stock is automatically converted to common stock upon the consummation of a firmly underwritten initial public offering for gross proceeds of $25,000,000 or more and an offering price of not less than $7.30 per share. Further, in the event that a majority of the holders of the Series B, Series D and Series E Preferred Stock, voting as a single class, consent to such conversion, all outstanding shares of the Preferred Stock must covert to shares of common stock.

    The holders of the Series B, Series D and Series E Preferred Stock are entitled to a liquidation preference of approximately $65.50 per share, $133.00 per share and $1.82 per share, respectively, plus any declared and unpaid dividends. No payment of the liquidation preference related to the Series B and Series D Preferred Stock shall be paid until the entire liquidation preference related to the Series E Preferred Stock has been paid, after which time the Series B and Series D Preferred Stock will receive a pro rata distribution of their respective liquidation preference.

    A liquidation of the Company shall be deemed to occur if substantially all of the Company's assets are sold or more than 50% of the outstanding voting securities are transferred to a controlling interest (a "Liquidation Event"). If a Liquidation Event occurs, the holders of the Preferred Stock will not be entitled to any additional consideration above the stated liquidation amounts per share.

    Beginning on March 31, 2006, upon request of at least 75% of the holders of the then outstanding Series B, Series D and Series E Preferred Stock, voting as individual classes, the Company shall redeem in three equal annual installments, all shares of the Series B, Series D or Series E Preferred stock which are outstanding as of that date. The redemption price per share of the Series B, Series D and Series E Preferred Stock is approximately $65.50 per share, $133.00 per share and $1.82 per share, respectively, plus any declared and unpaid dividends.

    The holders of the Series B and Series D Preferred Stock may not exercise their redemption rights if such exercise would leave insufficient funds to redeem the Series E Preferred Stock. In the event insufficient funds are legally available to redeem all shares of Preferred Stock, the Company must redeem all shares of Series E Preferred Stock prior to the redemption of any shares of Series B or Series D Preferred stock. After the redemption of the Series E Preferred Stock, the shares of the Series B and Series D Preferred Stock may be redeemed on a pro rata basis.

    The Company has accreted the Preferred Stock to his full redemption value as October 31, 2003, as it determined that it was probable that a Liquidation Event requiring redemption would occur. As discussed in Note 8, the Company was acquired on November 3, 2003, resulting in the redemption of the Series E Preferred Stock. As a result of this redemption right, the Company recorded a non-cash charge to stockholders' equity of $4,297,000 during the year ended October 31, 2003, to reflect the Preferred Stock at its then current redemption value.

  Stockholders' Equity

  Warrants for Common Stock

  As of October 31, 2003, the Company had warrants for 3,104,836 shares of its common stock (the "Common Warrants") outstanding, with exercise prices ranging from $0.15 per share to $133.00 per share (weighted average exercise price of $0.66 per share). During the period from February 1999 to May 2001, the Company issued 2,832,260 of these Common Warrants in connection with rounds of financing.

  During the year ended October 31, 2002, the Company issued an additional 272,576 Common Warrants to a sales training consultant in partial consideration for services rendered. These Common Warrants had an exercise price of $0.15 per share and vested over the service period of approximately three months. The Company recorded the fair value of these warrants of $33,500 based on the Black-Scholes valuation model, using a risk- free interest rate of 3%, a contract life of five years and a volatility factor of 75%. The Company amortized the value of these Common Warrants to sales and marketing expense over the service period, which ended in fiscal 2003. The Company has reflected $16,750 of expense related to these warrants in the accompanying statement of operations for the year ended October 31, 2003.

  Stock Option Plans

  The 1996 Stock Plan, as amended, and the 2000 Stock Plan (collectively, the "Plans"), provide for the issuance of up to an aggregate of 8,188,985 shares of common stock to employees, directors and consultants. The Plans provide for the issuance of incentive and non-statutory stock options, restricted stock purchase awards, stock bonuses and stock appreciation rights.

  Under the Plans, the exercise price for incentive stock options must be at least 100% of the fair market value on the date of the grant. Stock options granted under the Plans generally expire in ten years; however, incentive stock options granted to an optionee who owns common stock representing more than 10% of the voting power of all classes of the Company's common stock expire in five years. Vesting periods are determined by the Board of Directors and generally provide for shares to vest ratably over four years.

  Combined plan activity for the year ended October 31, 2003, is summarized as follows:

                                                                 Shares                   Wtd. Avg.
                                                               Available    Number of     Exercise
                                                               for Grant      Shares        Price
                                                              ------------ ------------ -----------
   Balances, October 31, 2002................................   1,887,127    6,214,233   $    0.31
     Options granted.........................................  (1,498,158)   1,498,158   $    0.15
     Options exercised.......................................          --   (1,282,604)  $    0.15
     Options forfeited upon termination......................     477,533     (477,533)  $    0.24
                                                              ------------ ------------ -----------
   Balances, October 31, 2003................................     866,502    5,952,254   $    0.31
                                                              ============ ============   =========

  The following table summarizes information about the Company's stock options outstanding as of October 31, 2003:

                       Options Outstanding            Options Exercisable
               ------------------------------------  ----------------------
                             Wtd. Avg.     Wtd. Avg.              Wtd. Avg.
  Exercise       Number      Remaining     Exercise    Number      Exercise
   Price        of Shares   Life (Years)    Price     of Shares     Price
-------------  ------------ -----------   ---------   ----------  ---------
        $0.15     5,821,775        8.2     $  0.15     3,178,561   $  0.15
        $2.50         2,281        3.5     $  2.50         2,281   $  2.50
        $6.50         8,889        4.9     $  6.50         8,889   $  6.50
        $7.50       119,309        6.7     $  7.50       112,080   $  7.50
-------------   ----------- ----------   ---------    ---------- ---------
$0.15 - $7.50     5,952,254        8.2     $  0.31     3,301,811   $  0.42
                ===========                           ==========
  Income Taxes

  The difference between the Company's income tax provision and the income tax provision computed at the federal statutory income tax rate is due primarily to the Company not benefiting its operating losses.

  The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of October 31, 2003, are as follows:

 Deferred tax assets:
   Allowance for doubtful accounts............    $     98,066
   Accruals not currently deducted
     for tax purposes.........................         426,695
   Income tax credits.........................       2,322,920
   Net operating loss carryforward............      30,857,977
   Depreciation and amortization..............         393,230
   Other......................................             280
                                                  -------------
     Deferred tax assets......................      34,099,168
Deferred tax liabilities......................              --
Valuation allowance...........................     (34,099,168)
                                                  -------------

       Net deferred tax assets................    $         --
                                                  =============

  The Company has provided a full valuation allowance against all deferred tax assets, most of which pertain to net operating loss carryforwards and research credit carryforwards. During the year ended October 31, 2003, the Company increased its valuation allowance related to its deferred tax assets by $6,814,000.

  As of October 31, 2003, the Company had federal and state net operating loss carryforwards of approximately $79,659,000 and $59,547,000, respectively, available to offset future taxable income. In addition, the Company had federal and state research and development credit carryforwards of $1,627,000 and $1,071,000, respectively, available to offset future tax liabilities. The Company's federal net operating loss ("NOL") carryforwards will begin to expire in fiscal 2011, if not utilized. The Company's state NOL carryforwards will begin to expire in fiscal 2004, if not utilized. The Company's federal research and development credit carryforward will begin to expire in fiscal 2012, if not utilized. The state research and development credit can be carried forward indefinitely.

  If an "ownership change," as defined in Section 382 of the Internal Revenue Code, occurs or has occurred, the Company's ability to utilize its net operating loss and tax credit carryforwards may be subject to restriction pursuant to these provisions.

  Subsequent Events

  On November 3, 2003, by way of a merger of a wholly owned subsidiary of Siebel Systems, Inc. ("Siebel Systems") with and into the Company, Siebel Systems acquired all of the outstanding securities of the Company for initial cash consideration of $50,000,000 (the "Acquisition"). In the event certain Earnout Milestones (as defined in the merger agreement) are met, Siebel Systems must pay additional cash consideration of up to $10,000,000 to the former holders of the Company's common stock. In addition, in the event these same Earnout Milestones are met, Siebel Systems must pay up to an aggregate of $10,000,000 to certain former employees of the Company who accepted employment with Siebel Systems.

  Under the terms of the Series E Preferred Stock, as described further in Note 5, the Acquisition was determined to be a Liquidation Event and, accordingly, the holders of the Series E Preferred Stock received approximately $1.82 per share in consideration, less expenses incurred on behalf of these shareholders, in consideration for each share of Series E Preferred Stock. In connection with the Acquisition, the holders of the Series B and Series D Preferred Stock converted their shares on a one-for-one basis into shares of the Company's common stock and received a pro rata share of the remaining consideration (approximately $0.15 per share).

  In accordance with the terms of the 1996 Stock Plan, the Company provided notice of a "change in control" to all optionholders in October 2003 of the pending Acquisition, which under the terms of the 1996 Stock Plan would result in the acceleration of the vesting of all outstanding stock options under the 1996 Stock Plan. In accordance with this notice, all stock options would terminate upon the completion of the Acquisition, unless exercised prior to October 31, 2003. The Company received contingent exercises for 5,424,383 stock options and contingent notes payable of $873,266 for the related exercise price of the stock options. The exercise of the stock options and related notes receivable have not been reflected in the accompanying financial statements as both the exercise and related notes receivable were contingent upon the completion of the Acquisition, which did not occur until November 3, 2003. The contingency was resolved on the date of Acquisition and, accordingly, these notes receivable were settled on November 3, 2003.

  In connection with the Acquisition, Siebel Systems repaid all of the outstanding obligations under the Note Payable on November 3, 2003. Please refer to Note 3 for a further discussion of the Company's obligations under the Notes Payable.